Oppenheimer Quest Small Capital Value Fund
                       Exhibit 24(b)(16) to Form N-1A
                    Performance Data Computation Schedule


The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:


  Distribution          Amount From       Amount From
  Reinvestment          Investment        Long or Short-Term      Reinvestment
  (Ex)Date              Income            Capital Gains           Price

Class A Shares
  12/28/89               0.0810         0.0570              10.970
  12/28/90               0.0840         0.0000               9.410
  12/17/91               0.0000         0.4230              12.660
  12/18/92              0.0000          1.1370              15.100
  11/15/93               0.0000         1.3310              16.020
  12/05/94               0.0000         0.4154              15.640

Class B Shares
  11/15/93               0.0000         1.3310               16.000
  12/05/94               0.0000         0.4154              15.540

Class C Shares
  11/15/93               0.0000         1.3310              16.000
  12/05/94               0.0000         0.4154              15.540



1.  Average Annual Total Returns for the Periods Ended 10/31/95.

   The formula for calculating average annual total return is as follows:

         1                      ERV n
   --------------- = n         (---) - 1 = average annual total return
   number of years          P

   Where:  ERV = ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period
           P   = hypothetical initial investment of $1,000



Class A Shares

Examples, assuming a maximum sales charge of 5.75%:


  One Year                         Five Year

  $1,025.60 1                 $2,311.01 .2
 (---------)  - 1 =  2.56%         (---------)   - 1 = 18.24%
   $1,000                      $1,000


  Inception

  $2,059.30 .1465
 (---------)  - 1 = 11.16%
   $1,000



f:\rr\dnvshare\sai\1995\103195\251.sch
Oppenheimer Quest Small Capital Value Fund
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1.  Average Annual Total Returns for the Periods Ended 10/31/95 (Continued):


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year:

  One Year                             Inception

  $1,031.73 1                        $1,077.11 .4615
 (---------)  - 1 =  3.17%             (---------)  - 1  =  3.49%
   $1,000                                $1,000


Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

  One Year                             Inception

  $1,072.40 1                     $1,106.97 .4615
 (---------)  - 1 =  7.24%            (---------)   - 1 =  4.80%
   $1,000                          $1,000


Examples at NAV:

Class A Shares

  One Year                             Five Year

  $1,088.16 1                     $2,452.00 .2
 (---------)  - 1 =  8.82%            (---------)   - 1 = 19.65%
   $1,000                               $1,000

  Inception

  $2,184.92 .1465
 (---------)  - 1 = 12.13%
   $1,000


Class B Shares

  One Year                              Inception

  $1,081.73 1                        $1,106.97 .4615
 (---------)   - 1 = 8.17%             (---------)   - 1 = 4.80%
   $1,000                                $1,000


Class C Shares

  One Year                             Inception

  $1,082.40 1                     $1,106.97 .4615
 (---------)  - 1 = 8.24%             (---------)   - 1 = 4.80%
   $1,000                               $1,000



Oppenheimer Quest Small Capital Value Fund
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2.  Cumulative Total Returns for the Periods Ended 10/31/95:

    The formula for calculating cumulative total return is as follows:

      (ERV - P) / P  =  Cumulative Total Return


Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    One Year                       Five Year

    $1,025.60 - $1,000                  $2,311.01 - $1,000
    ------------------  =   2.56%       ------------------  = 131.10%
       $1,000                           $1,000

    Inception

    $2,059.30 - $1,000
    ------------------  = 105.93%
       $1,000


Class B Shares

Examples, assuming a maximum contingent deferred sales charge of 5.00% for the first year and 3.00% for the inception year:

    One Year                       Inception

    $1,031.73 - $1,000                    $1,077.11 - $1,000
    ------------------  =   3.17%         ------------------  =  7.71%
       $1,000                                  $1,000


Class C Shares

Examples, assuming a maximum contingent deferred sales charge of 1.00% for the first year, and 0.00% for the inception year:

    One Year                       Inception

    $1,072.40 - $1,000                  $1,106.97 - $1,000
    ------------------  = 7.24%         ------------------  =  10.70%
       $1,000                           $1,000

















Oppenheimer Quest Small Capital Value Fund
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2.  Cumulative Total Returns for the Periods Ended 10/31/95 (Continued):


Examples at NAV:


Class A Shares

    One Year                       Five Year

    $1,088.16 - $1,000                  $2,452.00 - $1,000
    ------------------  =   8.82%       ------------------  = 145.20%
         $1,000                                $1,000

    Inception

    $2,184.92 - $1,000
    ------------------  = 118.49%
         $1,000


Class B Shares

    One Year                       Inception

    $1,081.73 - $1,000                     $1,106.97 - $1,000
    ------------------  =   8.17%         ------------------   =  10.70%
         $1,000                                  $1,000


Class C Shares

    One Year                       Inception

    $1,082.40 - $1,000                  $1,106.97- $1,000
    ------------------  =   8.24%       ------------------  = 10.70%
         $1,000                                $1,000